CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


                                                 July 21, 1999

     As independent auditors, we hereby consent to the incorporation by reference in this Form 10SB Statement and amendments thereto of our report, relating to the consolidated financial statements and financial statement schedules of WhatsOnline.Com, Inc. for the years ended December 31, 1997 and 1998, and the period ended June 30, 1999 included on Form 10SB and amendments thereto for the years ended December 31, 1997 and 1998 and the period ended June 30, 1999.

                                                 /s/ Clancy and Co.
                                                 ------------------
                                                 CLANCY AND CO., P.L.L.C.
                                                 Certified Public Accountants